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As filed with the Securities and Exchange Commission on June 22, 2004

Registration No. 333-116428

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1

to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ballantyne of Omaha, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3968 (Primary Standard Industrial Classification Code Number)	47-0587703 (I.R.S. Employer Identification No.)

4350 McKinley Street
Omaha, Nebraska 68112
Telephone: (402) 453-4444
(Address, including zip code and telephone number, including area code of registrant's principal executive offices)

Brad J. French
Chief Financial Officer
Ballantyne of Omaha, Inc.
4350 McKinley Street
Omaha, Nebraska 68112
Telephone: (402) 453-4444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Gehring Michael C. Pallesen Cline, Williams, Wright, Johnson & Oldfather, L.L.P. 1125 South 103rd Street, Suite 320 Omaha, Nebraska 68124 Phone: (402) 397-6314 Facsimile: (402) 397-1806	Joseph O. Kavan Kutak Rock LLP The Omaha Building 1650 Farnam Street Omaha, Nebraska 68102 Phone: (402) 346-6000 Facsimile: (402) 346-1148

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	3,917,027 Shares	$3.16*	$12,377,805.00*	$1,568.27*

*
Computed pursuant to Rule 457(c) using $3.16 per share as the average high and low prices of the common stock on June 4, 2004. Fee previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The following table shows the costs and expenses, other than underwriting discounts, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, Balco will pay all of these amounts. All amounts except the Securities and Exchange Commission Registration fee and the National Association of Securities Dealers, Inc. filing fees are estimated.

Securities and Exchange Commission Registration Fee	$1,568.27
National Association of Securities Dealers, Inc. Filing Fee	$0
Printing and Engraving Expenses	$1,000.00
Legal Fees and Expenses	$35,000.00
Accounting Fees and Expenses	$22,000.00
Transfer Agent and Registration Fees and Expenses	$1,000.00
Miscellaneous	$2,000.00

$62,568.27

Item 16. Exhibits and Financial Statement Schedule

  (a)
  Exhibits

5.1	Opinion of Cline, Williams, Wright, Johnson & Oldfather, L.L.P. (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on June 21, 2004.

BALLANTYNE OF OMAHA, INC.
By:	/s/ JOHN P. WILMERS
Name:	John P. Wilmers
Title:	President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ BRAD J. FRENCH
Name:	Brad J. French
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signataure	Title	Date

/s/ WILLIAM F. WELSH, II* William F. Welsh, II	Director and Chairman of the Board	June 21, 2004
/s/ JOHN P. WILMERS John P. Wilmers	Director, President and Chief Executive Officer	June 21, 2004
/s/ ALVIN ABRAMSON* Alvin Abramson	Director	June 21, 2004
/s/ DANA C. BRADFORD* Dana C. Bradford	Director	June 21, 2004
/s/ MARK D. HASEBROOCK* Mark D. Hasebroock	Director	June 21, 2004

*
By Brad J. French, Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cline, Williams, Wright, Johnson & Oldfather, LLP.
23.1	Consent of KPMG LLP.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX